Exhibit (d)(4)(ii)

AMENDED SCHEDULE A

to the

EXPENSE LIMITATION AGREEMENT

VOYA SEPARATE PORTFOLIOS TRUST

OPERATING EXPENSE LIMITS

Name of Fund*	Maximum Operating Expense Limit
	(as a percentage of average net assets)
		Share Classes
	A	I	R	R6
Voya Target In-Retirement Fund1	0.65%	0.40%	0.90%	0.25%
Term for Class A, Class I, Class R and
Class R6 Expires October 1, 2022

Voya Target Retirement 2030 Fund1	0.65%	0.40%	0.90%	0.25%
Term for Class A, Class I, Class R and
Class R6 Expires October 1, 2022

Voya Target Retirement 2035 Fund1	0.65%	0.40%	0.90%	0.25%
Term for Class A, Class I, Class R and
Class R6 Expires October 1, 2022

Voya Target Retirement 2040 Fund1	0.65%	0.40%	0.90%	0.25%
Term for Class A, Class I, Class R and
Class R6 Expires October 1, 2022

Voya Target Retirement 2045 Fund1	0.65%	0.40%	0.90%	0.25%
Term for Class A, Class I, Class R and
Class R6 Expires October 1, 2022

Voya Target Retirement 2050 Fund1	0.65%	0.40%	0.90%	0.25%
Term for Class A, Class I, Class R and
Class R6 Expires October 1, 2022

Voya Target Retirement 2055 Fund1	0.65%	0.40%	0.90%	0.25%
Term for Class A, Class I, Class R and
Class R6 Expires October 1, 2022

Voya Target Retirement 2060 Fund1	0.65%	0.40%	0.90%	0.25%
Term for Class A, Class I, Class R and
Class R6 Expires October 1, 2022

Voya Target Retirement 2065 Fund1	0.65%	0.40%	0.90%	0.25%
Term for Class A, Class I, Class R and
Class R6 Expires October 1, 2022

Voya Target Retirement 2070 Fund1	0.65%	0.40%	0.90%	0.25%
Initial Term Expires October 1, 2026

Effective Date: August 8, 2025 to reflect the merging of Voya Target Retirement 2025 Fund into Voya Target In-Retirement Fund.

*This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

1The operating expense limits set out above apply at the Fund Level and include expenses of the underlying investment companies in which the Funds invest.

2